CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291311 on Form S-6 of our report dated January 29, 2026, relating to the financial statement of FT 12698, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 51, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 29, 2026